UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

RESTAURANT BRANDS INTERNATIONAL INC.

RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Canada Ontario	001-36786 001-36787	98-1202754 98-1206431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Restaurant Brands International Inc.

Restaurant Brands International Limited Partnership

226 Wyecroft Road

Oakville, Ontario L6K 3X7

(Address of principal executive offices, including Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 8, 2015, Restaurant Brands International Inc. (“RBI”) and Restaurant Brands International Limited Partnership (“Partnership”) filed with the Securities and Exchange Commission and on SEDAR in Canada unaudited pro forma condensed consolidated financial information for the year ended December 31, 2014 and the nine months ended September 30, 2015 (the “Pro Forma Financials”). The Pro Forma Financials reflect: (i) the series of transactions which resulted in each of Burger King Worldwide, Inc. and Tim Hortons Inc. becoming an indirect subsidiary of both RBI and Partnership (the “Combination”), and (ii) the issuance by RBI of $1,250.0 million first lien senior secured notes due January 15, 2022 and the repayment of $1,550.0 principal amount of secured term loans under the credit agreement dated October 27, 2014, as amended (the “Refinancing”, and together with the Combination, the “Transactions”), as if the Transactions had occurred at the beginning of 2014. As the Transactions are already reflected in RBI’s balance sheet as of September 30, 2015, no pro forma balance sheet was required to be included in the Pro Forma Financials. A copy of the Pro Forma Financials is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information for the year ended December 31, 2014 and the nine months ended September 30, 2015 as if the Transactions had occurred at the beginning of 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

/s/ Jill Granat
Date: December 8, 2015	Name:	Jill Granat
	Title:	General Counsel and Corporate Secretary